UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2012

Western Liberty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350 Las Vegas, Nevada		89113
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 966-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Western Liberty Bancorp held a Special Meeting of Stockholders on October 17, 2012, at which a quorum was present. The three proposals that were submitted to stockholders for their consideration at the special meeting and the results of voting are as follows.

1. To adopt the Agreement and Plan of Merger, dated as of August 17, 2012, between Western Alliance Bancorporation and Western Liberty Bancorp, with Western Liberty Bancorp merging into Western Alliance Bancorporation, with Western Alliance Bancorporation surviving. The results of voting on this proposal are as follows:

For	Against	Abstention
10,896,667	12,387	0

The affirmative vote of a majority of the shares of Western Liberty Bancorp’s common stock outstanding on the September 10, 2012 record date is necessary for adoption and approval of the merger agreement and the merger. On the record date, there were outstanding approximately 13,466,536 shares of Western Liberty Bancorp common stock.

Because a majority of those shares were voted in favor of the proposal, this first proposal was approved at the special meeting.

2. To approve on an advisory (nonbinding) basis the compensation that may be paid or become payable to Western Liberty’s named executive officers in connection with the merger. The results of voting on this proposal are as follows:

For	Against	Abstention
7,581,031	3,287,845	40,178

The affirmative vote of a majority of the issued and outstanding shares of Western Liberty Bancorp common stock that are present in person or by proxy at the special meeting and entitled to vote on the proposal is necessary for approval of this second proposal. This second proposal also was approved because the votes cast in favor of approval constituted a majority of the shares of Western Liberty Bancorp common stock that are present in person or by proxy at the special meeting.

3. To approve a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the foregoing proposals. The results of voting on this proposal are as follows:

For	Against	Abstention
10,558,114	78,381	272,559

The affirmative vote of a majority of the issued and outstanding shares of Western Liberty Bancorp common stock that are present in person or by proxy at the special meeting and entitled to vote on the proposal is necessary for approval of this second proposal. This third proposal also was approved because the votes cast in favor of approval constituted a majority of the shares of Western Liberty Bancorp common stock that are present in person or by proxy at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP

Date: October 17, 2012	By:	/s/ William Martin
	Name:	William Martin
	Title:	Chief Executive Officer